Exhibit 10.9

JBG SMITH Properties

2017 Employee Share Purchase Plan

(As approved by the sole shareholder on July 10, 2017)

1.                                      Purpose.

The purpose of the 2017 Employee Share Purchase Plan of JBG SMITH Properties, as amended from time to time (the “Plan”), is to promote the financial interests of JBG SMITH Properties (the “Trust”), including its growth and performance, by providing eligible employees of the Trust and its subsidiaries the opportunity to purchase an ownership position in the Trust.  This Plan is not intended to qualify as an “employee stock purchase plan” as defined in Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”).

2.                                      Shares Available for Purchase.

Subject to adjustment as provided in Section 17, eligible employees may purchase in the aggregate up to a maximum of 2,066,000 common shares, par value $.01, of beneficial interest in the Trust (the “Shares”), plus the number of Shares that are automatically added on January 1 of each year prior to the tenth anniversary of the Effective Date, in an amount equal to the lesser of (A) 0.1% of the total number of Shares outstanding on December 31 of the preceding calendar year and (B) 206,600 Shares.  Notwithstanding the foregoing, the Committee (as defined below) may act prior to January 1 of any calendar year to provide that there will be no increase in the share reserve for that calendar year, or that the increase in the share reserve for that calendar year shall be less than the increase that would otherwise occur pursuant to the preceding sentence.  Shares may be issued upon exercise of an Option from authorized but unissued Shares, from Shares held in the treasury of the Trust, or from any other proper source.  If the total number of Shares specified in elections to be purchased under any Offering (as defined below) plus the number of Shares purchased under previous Offerings under this Plan exceeds the maximum number of Shares issuable under this Plan, the Committee will allot the Shares then available on a pro-rata basis.

3.                                      Administration.

The Plan shall be administered by the Compensation Committee (the “Committee”) of the Board of Trustees of the Trust (the “Board”).  A majority of the Committee shall constitute a quorum, and the acts of a majority shall be the acts of the Committee.  Notwithstanding anything to the contrary contained herein, the Board may, in its sole discretion, at any time and from time to time, grant awards or administer the Plan.  In any such case, the Board will have all of the authority and responsibility granted to the Committee herein.

The Committee shall have the authority to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements entered into hereunder, and to make all other determinations necessary or advisable for the administration of the Plan, based on, among other things, information made available to the Committee by the management of the Trust.  The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent it shall deem desirable to carry it into effect.  The determinations of the Committee in its administration of the Plan, as described herein, shall be final and conclusive.

4.                                      Eligibility.

All employees of the Trust and its majority-owned subsidiaries (each, a “Designated Subsidiary”), are eligible to participate in any one or more of the offerings of Options (as defined in Section 11) to purchase Shares under the Plan provided that:

(a)           they are customarily employed by the Trust or a Designated Subsidiary for more than twenty (20) hours a week on a regular basis; and

(b)           they are employees of the Trust or a Designated Subsidiary on the first day of the applicable Offering Period (as defined below).

An employee of the Trust or a Designated Subsidiary who meets the requirements set forth above is eligible to participate in any offerings of Options that commence after the month in which the employee commences employment with the Trust or a Designated Subsidiary.  No employee may be granted an Option hereunder if such employee, immediately after the Option is granted, owns 5% or more of the total combined voting power or value of all classes of shares of the Trust or any subsidiary.

5.                                      Offerings.

The Committee may from time to time make one or more offerings (“Offerings”) to eligible employees to purchase Shares under this Plan beginning on the date or dates selected by the Committee (the “Offering Commencement Dates”).  The provisions of separate Offerings need not be identical, but the period during which the Offering will be effective (an “Offering Period”) may not exceed 12 months beginning with the Offering Commencement Date.

6.                                      Participation.

An employee eligible to participate in the Plan on the Offering Commencement Date of any Offering may participate in such Offering by completing and forwarding either a written or electronic payroll deduction authorization form to the employee’s appropriate payroll office at least 5 days prior to the applicable Offering Commencement Date.  The form will authorize a regular payroll deduction from the Compensation received by the employee during the Offering Period.  Unless an employee files a new form or withdraws from the Plan, the employee’s deductions and purchases will continue at the same rate for future Offerings under the Plan as long as the Plan remains in effect.  The term “Compensation” means the employee’s base salary or wages that are actually paid to the employee and that are subject to withholding for Federal income tax purposes, and does not include incentive or bonus awards, commissions, allowances and reimbursements for expenses such as relocation allowances for travel expenses, income or gains associated with the grant or vesting of restricted stock, income or gains on the exercise of stock options or stock appreciation rights, and similar items.

7.                                      Deductions.

The Trust will maintain payroll deduction accounts for all participating employees. With respect to any Offering made under this Plan, an employee may authorize a payroll deduction from 1% to up to a maximum of 15% of the Compensation the employee receives during the Offering Period or such shorter period during which deductions from payroll are made (such deductions to be in whole percentages).  The Committee may, at its discretion, designate a lower maximum contribution rate for any Offering.

8.                                      Deduction Changes.

An employee may decrease or increase his payroll deduction at any time by filing either a written or electronic new payroll deduction authorization form.  Any such change will only be effective for the immediately succeeding Offering Period.  Notwithstanding the immediately preceding sentence, the Committee may, at its discretion, provide that changes to payroll deductions will be effective during the Offering Period then outstanding.  Any employee may discontinue his payroll deductions at any time by filing either a written or electronic new payroll deduction authorization form.  If an employee elects to discontinue his payroll deductions during an Offering Period, but does not elect to withdraw his funds pursuant to Section 10 hereof, funds deducted prior to his election to discontinue will be applied to the purchase of Shares on the Exercise Date (as defined below).

9.                                      Interest.

Interest will not be paid on any employee accounts, except to the extent that the Committee, in its sole discretion, elects to credit employee accounts with interest at such rate as it may from time to time determine.

10.                               Withdrawal of Funds.

An employee may at any time at least fourteen calendar days prior to the close of business on the last business day in an Offering Period, and for any reason, permanently draw out the balance accumulated in the employee’s account and thereby withdraw from participation in an Offering. Partial withdrawals are not permitted. The employee may not begin participation again during the remainder of the Offering Period during which the employee withdrew the employee’s balance. The employee may participate in any subsequent Offering in accordance with terms and conditions established by the Committee.

11.                               Purchase of Shares.

(a)           Number of Shares.  On the Offering Commencement Date of each Offering Period, the Trust will grant to each eligible employee who is then a participant in the Plan an option (an “Option”) to purchase on the last business day of such Offering Period (the “Exercise Date”) at the applicable purchase price (the “Option Price”) up to two-thousand (2000) Shares; provided, however, that no employee may be granted an Option which permits the employee’s rights to purchase Shares under this Plan to accrue at a rate which exceeds $25,000 of fair market value of such Shares (determined at the date such Option is granted) for each calendar year in which the Option is outstanding at any time.

(b)           Option Price.  The Committee shall determine the Option Price for each Offering Period, including whether such Option Price shall be determined based on the lesser of the closing price of the Shares on (i) the first business day of the Offering Period or (ii) the Exercise Date, or shall be based solely on the closing price of the Shares on the Exercise Date; provided, however, that such Option Price shall be at least 85% of the applicable closing price. In the absence of a determination by the Committee, the Option Price will be 85% of the lesser of the closing price of the Shares on (i) the first business day of the Offering Period or (ii) the Exercise Date.  The closing price shall be (a) the closing price (for the primary trading session) on any national securities exchange on which the Shares are listed or (b) the average of the closing bid and asked prices in the over-the-counter market, whichever is applicable, as published in The Wall Street Journal or another source selected by the Committee.  If no sales of Shares were made on such a day, the price of the Shares shall be the reported price for the next preceding day on which sales were made.

(c)           Exercise of Option.  Each employee who continues to be a participant in the Plan on the Exercise Date shall be deemed to have exercised his Option at the Option Price on such date and shall be deemed to have purchased from the Trust the number of whole Shares reserved for the purpose of the Plan that his accumulated payroll deductions on such date will pay for, but not in excess of the maximum numbers determined in the manner set forth above.

(d)           Return of Unused Payroll Deductions.  Any balance remaining in an employee’s payroll deduction account at the end of an Offering Period will be automatically refunded to the employee, except that any balance that is less than the purchase price of one Share will be carried forward into the employee’s payroll deduction account for the following Offering, unless the employee elects not to participate in the following Offering under the Plan, in which case the balance in the employee’s account shall be refunded.

12.                               Issuance of Certificates.

Certificates representing Shares purchased under the Plan may be issued only in the name of the employee, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or (in the Trust’s sole discretion) in the name of a brokerage firm, bank, or other nominee holder designated by the employee.  The Trust may, in its sole discretion and in compliance with applicable laws, authorize the use of book entry registration of Shares in lieu of issuing stock certificates.

13.                               Rights on Retirement, Death or Termination of Employment.

If a participating employee’s employment ends before the last business day of an Offering Period, no payroll deduction shall be taken from any pay then due and owing to the employee and the balance in the employee’s account shall be paid to the employee.  In the event of the employee’s death before the last business day of an Offering Period, the Trust shall, upon notification of such death, pay the balance of the employee’s account (a) to the executor or administrator of the employee’s estate or (b) if no such executor or administrator has been appointed to the knowledge of the Trust, to such other person(s) as the Trust may, in its discretion, designate.  If, before the last business day of the Offering Period, the Designated Subsidiary by which an employee is employed ceases to be a subsidiary of the Trust, or if the employee is transferred to a subsidiary of the Trust that is not a Designated Subsidiary, the employee shall be deemed to have terminated employment for the purposes of this Plan.

14.                               Optionees Not Stockholders.

Neither the granting of an Option to an employee nor the deductions from the employee’s pay shall make such employee a stockholder of the Shares covered by an Option under this Plan until the employee has purchased and received such Shares.

15.                               Options Not Transferable; Holding Period.

Options under this Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee’s lifetime only by the employee.  Each employee agrees, by participating in the Plan, that Shares purchased under the Plan must be held for at least six (6) months from the applicable Exercise Date.

16.                               Application of Funds.

All funds received or held by the Trust under this Plan may be combined with other corporate funds and may be used for any corporate purpose.

17.                               Adjustment for Changes in Shares.

In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Shares other than an ordinary cash dividend, (i) the number and class of securities available under this Plan, (ii) the share limitations set forth in Section 11, and (iii) the Option Price shall be equitably adjusted to the extent determined by the Committee.

18.                               Amendment and Termination of the Plan.

The Committee may at any time, and from time to time, amend or suspend this Plan or any portion thereof.  This Plan may be terminated at any time by the Committee.  Upon termination of this Plan all amounts in the accounts of participating employees shall be promptly refunded.

19.                               Governmental Regulations.

The Trust’s obligation to sell and deliver Shares under this Plan is subject to listing on a national stock exchange (to the extent the Shares are then so listed or quoted) and the approval of all governmental authorities required in connection with the authorization, issuance or sale of such stock.

20.                               Governing Law.

The Plan shall be governed by Maryland law except to the extent that such law is preempted by federal law.

21.                               Withholding.

If applicable tax laws impose a tax withholding obligation, each affected employee shall, no later than the date of the event creating the tax liability, make provision satisfactory to the Committee for payment of any taxes required by law to be withheld in connection with any transaction related to Options granted to or Shares acquired by such employee pursuant to the Plan.  The Trust may, to the extent permitted by law, deduct any such taxes from any payment of any kind otherwise due to an employee.

22.          No Right to Employment.

The Plan shall not confer upon any employee of the Trust or a Designated Subsidiary any right to continue in the employ of the Trust or Designated Subsidiary, respectively.

23.                               Effective Date; Term.

The Plan was approved on June 22, 2017 by the Compensation Committee of the Board of Trustees of Vornado Realty Trust and on June 23, 2017 by the Board of Trustees of the Trust, in each case subject to the approval of Vornado Realty L.P. (as the sole shareholder of the Trust), and shall be effective as of the date the Trust is separated from Vornado Realty Trust (the “Effective Date”). Unless terminated earlier pursuant to Section 18, the Plan shall have a term of ten years, commencing as of the Effective Date.